Exhibit 99.1

Unigene Announces Financial Results
For Second Quarter 2010

BOONTON, N.J. – August 9, 2010 -- Unigene Laboratories, Inc. (OTCBB: UGNE, http://www.unigene.com) has reported its financial results for the quarter ended June 30, 2010.

Revenue for the three months ended June 30, 2010 was $3,028,000, compared to $4,297,000 for the three months ended June 30, 2009.  Revenue for both periods primarily consisted of Fortical sales and royalties which have declined since the launch of competitive products in December 2008. Fortical sales were $1,387,000 for the three months ended June 30, 2010, compared to $2,730,000 for the three months ended June 30, 2009. Fortical sales fluctuate each quarter based upon Upsher-Smith Laboratories' ordering schedule.  Fortical royalties were $906,000 for the three months ended June 30, 2010, compared to $1,078,000 for the three months ended June 30, 2009.    Fortical royalties fluctuate each quarter based upon the timing, pricing and volume of USL’s shipments to its customers.

Revenue for the six months ended June 30, 2010 was $5,561,000, compared to $7,488,000 for the six months ended June 30, 2009.  Revenue for both periods primarily consisted of Fortical sales and royalties.  Fortical sales were $2,676,000 for the six months ended June 30, 2010, compared to $4,039,000 for the six months ended June 30, 2009.  Fortical royalties were $1,685,000 for the six months ended June 30, 2010, compared to $2,404,000 for the six months ended June 30, 2009.

Total operating expenses, including an accrual of $1,120,000 for future estimated severance payments, were $6,030,000 ($4,910,000 before severance accrual) for the three months ended June 30, 2010, a decrease of $615,000 from $6,645,000 for the three months ended June 30, 2009. Total operating expenses, including an accrual of $1,120,000 for future estimated severance payments, as well as a non-cash inventory reserve change of $576,000, were $11,363,000 ($10,243,000 before severance accrual) for the six months ended June 30, 2010, a decrease of $726,000 from $12,089,000 for the six months ended June 30, 2009.

Net loss for the three months ended June 30, 2010 was $3,644,000, or $.04 per share, compared to a net loss of $3,460,000, or $.04 per share, for the three months ended June 30, 2009.

Net loss for the six months ended June 30, 2010 was $19,591,000, or $.21 per share, compared to a net loss of $6,735,000, or $.07 per share, for the six months ended June 30, 2009.  Non-cash expenses included in the net loss for the six months ended June 30, 2010 include $8,125,000 in loss on change in fair value of embedded conversion feature, $1,171,000 in non-cash interest expense, $576,000 in inventory reserve provision and $943,000 in non-cash equity compensation and depreciation and amortization expense.

Cash at June 30, 2010 was $10,583,000, an increase of approximately $5,689,000 from December 31, 2009.

Following are recent highlights and developments that will be discussed during Tuesday’s earnings call:

•
In June 2010 we announced the appointment of Ashleigh Palmer as President and Chief Executive Officer.  Mr. Palmer also was named a member of Unigene’s Board of Directors.  He brings to Unigene extensive healthcare operational experience, as well as a successful track record in building out R&D and commercial capabilities.

•
Data from IMS indicate that as of April 2010, Fortical® had a 40% share of U.S. nasal calcitonin prescriptions.  Beginning in December 2008, three products have launched which are generic to the innovator product, but not to Fortical.  Certain providers have substituted these products for Fortical, causing Fortical sales and royalties to decrease.  Despite the availability of these competing products, Fortical still remains the most frequently prescribed nasal calcitonin product in the U.S.

•
In July 2010 we announced that Tarsa Therapeutics had completed patient enrollment in the Phase III ORACAL trial of Tarsa’s oral calcitonin product for the treatment of postmenopausal osteoporosis.  Unigene licensed the product to Tarsa and owns 26% of the company.  The ORACAL study is a multinational, randomized, double-blind, placebo-controlled Phase III trial designed to enroll approximately 550 patients.  Tarsa also announced that the independent Data Monitoring Committee (DMC) for the ORACAL trial has completed two separate safety reviews of patient data and recommended that the trial proceed as planned.

Unigene will host a conference call tomorrow morning, Tuesday, August 10th at 9:00 AM EDT, to discuss its second quarter 2010 financial results and to provide a Company update.  The Company invites all those interested in hearing management’s discussion to join the call by dialing (877) 407-8035 for participants in the United States and (201) 689-8035 for international participants.

UNIGENE LABORATORIES, INC.
CONDENSED BALANCE SHEETS

	June 30, 2010	December 31, 2009
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$10,583,094	$4,894,210
Accounts receivable	1,572,185	2,221,098
Inventory, net	2,201,454	1,933,012
Prepaid expenses and other current assets	197,698	182,817

Total current assets	14,554,431	9,231,137

Noncurrent inventory	3,339,150	4,989,668
Property, plant and equipment, net	3,396,304	3,679,561
Patents and other intangibles, net	2,665,330	2,467,111
Investment in China joint venture	3,143,981	3,060,151
Investment in Tarsa	--	--
Deferred financing costs, net	222,539	279,892
Other assets	281,062	247,421

Total assets	$27,602,797	$23,954,941

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$966,801	$1,144,396
Accrued expenses	2,436,292	2,106,719
Notes payable – Levys	750,000	2,360,628
Accrued interest	--	1,533,360
Current portion - deferred licensing fees	1,250,756	1,326,606
Due to China joint venture partner, net of	1,200,000	2,010,429
discount of $0 in 2010 and $64,571 in 2009
Total current liabilities	6,603,849	10,482,138

Note payable–Victory Park, net of discount of $8,841,988	24,158,012	18,180,203
in 2010 and $1,357,003 in 2009
Notes payable – Levys, excluding current portion	13,987,518	13,376,889
Accrued interest –to Levys and Victory Park	5,795,028	2,189,242
Accrued expenses, excluding current portion	527,272	277,908
Deferred licensing fees, excluding current portion	8,827,420	9,452,809
Deferred compensation	430,312	437,413

Total liabilities	60,329,411	54,396,602

Commitments and contingencies
Stockholders’ deficit:
Common Stock - par value $.01 per share,
authorized 275,000,000 shares in 2010 and 135,000,000
shares in 2009,
issued 92,242,751 shares in 2010 and 91,730,117
shares in 2009	922,428	917,301
Additional paid-in capital	128,653,326	111,352,807
Accumulated deficit	(162,302,276)	(142,711,769)
Treasury Stock – at cost (9,200 shares in 2010)	(92)	--

Total stockholders’ deficit	(32,726,614)	(30,441,661)

Total liabilities and stockholder	$27,602,797	$23,954,941

UNIGENE LABORATORIES, INC.
       CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Revenue:
Product sales	$1,386,757	$2,729,701	$2,675,565	$4,039,154
Royalties	905,724	1,077,518	1,684,867	2,403,673
Licensing revenue	312,690	313,690	625,380	627,880
Development fees and other	423,142	175,677	575,003	417,295

	3,028,313	4,296,586	5,560,815	7,488,002

Operating expenses:
Research and development	1,634,057	2,553,626	3,365,436	5,057,816
Cost of goods sold	585,941	988,565	1,075,309	1,466,935
General and administrative	1,921,154	2,643,877	3,661,715	4,922,822
Unallocated facility expenses	768,435	458,631	1,564,580	641,158
Inventory reserve	--	--	576,021	--
Severance expense	1,120,000	--	1,120,000	--
	6,029,587	6,644,699	11,363,061	12,088,731
Operating loss	(3,001,274)	(2,348,113)	(5,802,246)	(4,600,729)

Other income (expense):
Gain (loss) on change in fair value of embedded conversion feature	1,909,000	--	(8,125,000)	--
Debt issuance cost	--	--	(2,007,534)	--
Interest and other income	1,554	34,621	19,572	76,347
Interest expense	(2,595,646)	(1,161,808)	(4,118,486)	(2,227,106)
Loss from investment in joint venture	(23,598)	(50,991)	(48,522)	(116,286)
Gain on technology transfer to joint venture	66,176	66,176	132,352	132,351
Loss before income taxes	(3,643,788)	(3,460,115)	(19,949,864)	(6,735,423)
Income tax benefit from sale of state tax benefit	--	--	359,357	--
Net loss	$(3,643,788)	$(3,460,115)	$(19,590,507)	$(6,735,423)

Loss per share – basic and diluted:
Net loss per share	$(0.04)	$(0.04)	$(0.21)	$(0.07)

Weighted average number of shares outstanding -
basic and diluted	91,822,915	90,358,544	91,798,187	90,220,074

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in 2005. Unigene has licensed the U.S. rights for Fortical to Upsher-Smith Laboratories, worldwide rights for its oral PTH technology to GlaxoSmithKline, worldwide rights for its calcitonin manufacturing technology to Novartis and worldwide rights (except for China) for its oral calcitonin program to Tarsa Therapeutics, Inc. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin and PTH analogs. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 265-1100 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission (“SEC”) filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.